REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of M Fund, Inc.

We have audited the accompanying statements of assets and liabilities of the Brandes International Equity Fund, M Large Cap Growth Fund, Frontier Capital Appreciation Fund and Business Opportunity Value Fund, each a series of shares of M Fund, Inc., including the schedules of investments, as of December 31, 2009, and the related statements of operations for the year then ended and the statements of changes in net assets and financial highlights for each of the years in the two-year period then ended.  These financial statements and financial highlights are the responsibility of the Funds’ management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.  The financial highlights for each of the years in the three-year period ended December 31, 2007 were audited by other auditors, whose report dated February 22, 2008 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of securities owned as of December 31, 2009 by correspondence with the custodian and brokers.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Brandes International Equity Fund, M Large Cap Growth Fund, Frontier Capital Appreciation Fund and Business Opportunity Value Fund as of December 31, 2009, the results of their operations for the year then ended, and the changes in their net assets and their financial highlights for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

BBD, LLP
Philadelphia, Pennsylvania
February 16, 2010